AMENDED AND RESTATED BYLAWS

                                      OF

                              RUDDICK CORPORATION












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                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I

      Definitions............................................................1
      Section 1.  Definitions................................................1
      Section 2.  Cross-Reference to the Act.................................1

ARTICLE II

      Offices................................................................2
      Section 1.  Principal Office...........................................2
      Section 2.  Other Offices..............................................2
      Section 3.  Registered Office..........................................2

ARTICLE III

      Shareholders...........................................................2
      Section 1.   Annual Meeting............................................2
      Section 2.   Substitute Annual Meeting.................................2
      Section 3.   Special Meetings..........................................2
      Section 4.   Place of Meeting..........................................2
      Section 5.   Notice of Meeting.........................................3
      Section 6.   Fixing of Record Date.....................................3
      Section 7.   Shareholders List.........................................4
      Section 8.   Quorum....................................................4
      Section 9.   Proxies...................................................4
      Section 10.  Voting of Shares..........................................5
      Section 11.  Voting for Directors......................................5
      Section 12.  Notice of Shareholder Business and Nominees for Election
                   as Directors .............................................5
      Section 13.  Conduct of Meetings.......................................6
      Section 14.  Inapplicability of the North Carolina Control Share
                   Acquisition Act...........................................7

ARTICLE IV

      Board of Directors.....................................................7
      Section 1.  General Powers.............................................7
      Section 2.  Number, Term, Qualification, and Removal...................7
      Section 3.  Vacancies..................................................8
      Section 4.  Compensation...............................................8
      Section 5.  Executive Committee........................................8

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      Section 6.  Other Committees...........................................8

ARTICLE V

      Meetings of Directors..................................................9
      Section 1.   Regular Meetings..........................................9
      Section 2.   Special Meetings..........................................9
      Section 3.   Notice....................................................9
      Section 4.   Waiver of Notice.........................................10
      Section 5.   Quorum...................................................10
      Section 6.   Manner of Acting.........................................10
      Section 7.   Presumption of Assent....................................10
      Section 8.   Conduct of Meetings......................................10
      Section 9.   Action Without a Meeting.................................11
      Section 10.  Participation Other Than in Person.......................11

ARTICLE VI

      Officers..............................................................11
      Section 1.   Officers of the Corporation..............................11
      Section 2.   Appointment and Term.....................................12
      Section 3.   Compensation.............................................12
      Section 4.   Resignation and Removal of Officers......................12
      Section 5.   Contract Rights of Officers..............................12
      Section 6.   Bonds....................................................12
      Section 7.   Chairman of the Board....................................12
      Section 8.   President................................................12
      Section 9.   Vice Presidents..........................................13
      Section 10.  Secretary................................................13
      Section 11.  Treasurer................................................13
      Section 12.  Assistant Vice Presidents, Secretaries and Treasurers....13

ARTICLE VII

      Contracts, Loans, Checks and Deposits.................................14
      Section 1.  Contracts.................................................14
      Section 2.  Loans.....................................................14
      Section 3.  Checks and Drafts.........................................14
      Section 4.  Deposits..................................................14

ARTICLE VIII

      Shares and Their Transfer.............................................14
      Section 1.  Shares....................................................14

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      Section 2.  Stock Transfer Books and Transfer of Shares...............15
      Section 3.  Lost Certificates.........................................15
      Section 4.  Holder of Record..........................................15
      Section 5.  Transfer Agent and Registrar; Regulations.................15

ARTICLE IX

      Indemnification.......................................................16
      Section 1.  General...................................................16
      Section 2.  Determination Requirement.................................16
      Section 3.  Expenses..................................................16
      Section 4.  Constituent Corporations..................................16

ARTICLE X

      General Provisions....................................................17
      Section 1.  Fiscal Year...............................................17
      Section 2.  Distributions.............................................17
      Section 3.  Seal......................................................17
      Section 4.  Amendments................................................17


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                                    ARTICLE I

                                   Definitions

Section 1. Definitions. In these Bylaws, unless otherwise specifically provided:


(a) "Act" shall mean the North Carolina Business Corporation Act, as contained in Chapter 55 of the North Carolina General Statutes, as the same now exists or may hereafter be amended.

(b) "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended and restated from time to time, including any Articles of Merger and any amendments or statements of classification adopted in connection with the Corporation's authorized preferred stock.

(c)   "Common Stock" means the common stock of the Corporation.

(d) "Corporation" shall mean Ruddick Corporation, a North Carolina corporation, and any successor thereto.

(e) "Preference Stock" means the Non-cumulative, Voting $.56 Convertible Preference Stock of the Corporation.

(f) "Principal office" means the office (in or out of the State of North Carolina) so designated in the Corporation's annual report filed pursuant to the Act where the principal executive offices of the Corporation are located.

(g) "Shares" means the Common Stock, the Preference Stock and other units into which the proprietary interests in the Corporation are divided.

(h) "Shareholder" means the person in whose name shares are registered in the records of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation.

(i) "Voting group" means all shares of one or more classes or series that under the Articles of Incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Articles of Incorporation or the Act to vote generally on a matter are for that purpose a single voting group.




      Section 2. Cross-Reference to the Act. If any term used in these Bylaws and not otherwise defined herein is defined for purposes of the Act, such definition shall apply for purposes of these Bylaws, unless the context shall otherwise clearly require.


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                                  ARTICLE II

                                    OFFICES

      Section 1. Principal Office. The principal office of the Corporation shall be located in the City of Charlotte, County of Mecklenburg, State of North Carolina, or such other place as the Board of Directors may determine from time to time.

      Section 2. Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require from time to time.

      Section 3. Registered Office. The registered office of the Corporation required by the Act to be maintained in the State of North Carolina may be, but need not be, identical with the principal office of the Corporation, and the address of the registered office may be changed from time to time as provided in the Act.

                                  ARTICLE III

                                 SHAREHOLDERS

      Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Thursday in February of each year at 11:00 a.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of North Carolina, such meeting shall be held on the next succeeding business day.

      Section 2. Substitute Annual Meeting. If the annual meeting shall not be held within the period designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 3 of this Article
III. A meeting so called shall be designated and treated for all purposes as the annual meeting.

      Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Act, may be called by the Chairman of the Board or the President of the Corporation, or by the Secretary acting under instructions of the Chairman of the Board or the President, or by the Board of Directors.

      Section 4. Place of Meeting. The Board of Directors or the Chairman of the Board or the President of the Corporation, or the Secretary acting under instructions of the Chairman of the Board or the President, may designate any place, either within or without the State of North Carolina, as the place of meeting for any annual meeting of shareholders or for any special meeting of shareholders called by the Board of Directors, the Chairman of the Board, the President or the Secretary. If no designation is made, or if a special meeting of shareholders is

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otherwise called, the place of meeting shall be the principal office of the
Corporation in the State of North Carolina.

      Section 5. Notice of Meeting. Written or printed notice stating the date, time and place of the meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board or the President or the Secretary, or the other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, with postage thereon prepaid and correctly addressed to the shareholder at such shareholder's address as shown in the Corporation's current record of shareholders.

      In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors, on which the vote of shareholders is expressly required by the provisions of the Act. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

      If a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, or if a new record date is fixed for the adjourned meeting, or if the new date, time or place for an adjourned meeting is not announced at the meeting before adjournment, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

      Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for determination of the shareholders entitled to receive payment of a dividend or other distribution, the close of business on the day before the first notice is delivered to shareholders or the date on which the resolution of the Board of Directors declaring or authorizing such dividend or distribution is adopted, as the case may be, shall be the record date for such determination. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


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      Section 7. Shareholders List. After the record date for a meeting of shareholders is fixed or determined, the officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare an alphabetical list of the names of all shareholders of the Corporation who are entitled to notice of such shareholders meeting. The list will be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder. Such shareholders list will be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to compliance with the applicable provisions of the Act, to copy the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection. Such list shall also be available at the meeting of shareholders, and any shareholder, or such shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof.

      Section 8. Quorum. A majority of the votes entitled to be cast on a particular matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the Articles of Incorporation or the Act provides otherwise. Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter, except that, in the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn.

      Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

      Section 9. Proxies. A shareholder may vote his or her shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by such shareholder's attorney-in-fact. A telegram, telex, facsimile or other form of wire or wireless communication appearing to have been transmitted by a shareholder, or a photocopy or equivalent reproduction of a writing appointing one or more proxies, shall be deemed a valid appointment form within the meaning of these Bylaws.

      An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, which may include any such interest specified in the Act.



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      Section 10. Voting of Shares. Each outstanding share of Common Stock and
Preference Stock is entitled to one vote on each matter voted on at a shareholders meeting. Other shares, if any, are entitled to vote only as provided in the Articles of Incorporation or the Act. If a quorum exists, action on a matter (other than election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Act requires a greater number of affirmative votes. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly required by the Articles of Incorporation or as otherwise provided by the Act.

      Section 11. Voting for Directors. The directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, unless otherwise provided in the Articles of Incorporation or in an agreement valid under the Act. The shareholders do not have a right to cumulate their votes for directors.

      Section 12. Notice of Shareholder Business and Nominees for Election as Directors. In addition to the requirements of any applicable securities laws with respect to any proposal presented by a shareholder for action at a meeting of the shareholders of the Corporation, any shareholder desiring to introduce any new business before any meeting, annual or special, of the shareholders of the Corporation shall be required to deliver timely notice to the Secretary of the Corporation, in writing, containing the following information: the shareholder's name and address; number of shares of each class of capital stock owned by the shareholder; a description of the business to be introduced to the shareholders; and any material interest, direct or indirect, that the shareholder may have in the business described in the notice.

      Any shareholder desiring to nominate a person for election as a director of the Corporation shall be required to deliver timely notice to the Secretary of the Corporation, in writing, containing such information as set forth in the immediately preceding paragraph and such additional information concerning the nominee for election as a director of the Corporation as is disclosed in the proxy materials concerning all persons nominated by the Board of Directors for election as a director of the Corporation.

      With respect to an annual meeting of shareholders, to be timely, notice must be delivered to the Secretary of the Corporation not later than the 45th day prior to the first anniversary of the date the Corporation first mailed its proxy materials for the preceding year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is more than 30 days before the first anniversary date of the prior years annual meeting of shareholders, to be timely, notice must be delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. With respect to a special meeting of shareholders, to be timely, notice must be delivered to the Secretary of the Corporation not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.

      In no event shall the public announcement of an adjournment of a shareholder meeting commence a new time period for the giving of a shareholder's notice as described above. For

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purposes of this section, "public announcement" shall mean disclosure in a press release reported on a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      Failure of any shareholder to provide timely notice as set forth herein shall authorize the presiding officer at the meeting of shareholders before which such business is to be introduced or at which such nominee is to be considered for election as a director to rule such proposal or nomination out of order and not to be introduced or considered.

      Section 13. Conduct of Meetings. The Chairman of the Board shall preside at each meeting of shareholders or, in the absence or at the request of the Chairman of the Board, the President shall preside. At the request of the Chairman of the Board or the President, in both their absences, such other officer as the Board of Directors shall designate shall preside at any such meeting. In the absence of a presiding officer determined in accordance with the preceding sentence, any person may be designated to preside at a shareholders meeting by a plurality vote of the shares represented and entitled to vote at the meeting. The Secretary or, in the absence or at the request of the Secretary, any person designated by the person presiding at a shareholders meeting shall act as secretary of such meeting.

      So far as applicable, and unless otherwise determined by the presiding officer, the order of business at each meeting of the shareholders shall be as follows:

      1. Call to order.

      2. Proof of due notice of meeting or waiver thereof.

      3. Call of roll or other method of ascertaining the amount of stock entitled to voting rights that is represented in person or by proxy.

      4. Declaration of presence or absence of a quorum.

      5. Presentation and approval or other disposition of any unapproved minutes.

      6. Reports of officers.

      7. Election of directors.

      8. Unfinished business.

      9. New business.

      10. Adjournment.


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Any item of business not included in the foregoing order of business may be taken up at such time during the meeting as may be determined by the officer presiding at the meeting.

      Section 14. Inapplicability of the North Carolina Control Share Acquisition Act. The provisions of the North Carolina Control Share Acquisition Act, being Article 9A of Chapter 55 of the North Carolina Business Corporation Act, shall not be applicable to the Corporation.

                                  ARTICLE IV

                              BOARD OF DIRECTORS

      Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, except as otherwise provided in the Articles of Incorporation or permitted under the Act.

      Section 2. Number, Term, Qualification, and Removal. The Board shall consist of not less than nine nor more than thirteen members and the number of members shall be fixed and determined from time to time by resolution of the shareholders at any meeting thereof. The Directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severally hold office. Directors of one of the classes first elected shall hold office until the first annual meeting of shareholders following their election; Directors of another of the classes first elected shall hold office until the second annual meeting of shareholders following their election; and Directors of the remaining class first elected shall hold office until the third annual meeting of shareholders following their election. At each annual meeting of the shareholders after the meeting at which the three classes are first elected, the successors of the Directors of the class the terms of which shall expire at the meeting shall be elected to hold office until the third annual meeting of shareholders following their election, so that the term of one class of Directors shall expire at each annual meeting of shareholders.

      Each Director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.

      If the size of the Board is increased, the Directors elected by the shareholders in the year of increase shall be elected to serve until the first, second, or third annual meeting thereafter so that the three classes shall remain as nearly equal as possible.

      Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

      Directors may be removed from office only for cause and only by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, unless the entire board is removed, an individual director may not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could

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be voted cumulatively at an annual election. If any or all directors are so removed, new directors may be elected at the same meeting.

      Section 3. Vacancies. Except in those instances where the Articles of Incorporation or the Act provides otherwise, the Board of Directors may fill a vacancy on the Board of Directors. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

      Section 4. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and may provide for the payment or reimbursement of any or all expenses reasonably incurred by them in attending meetings of the Board or of any committee of the Board or in the performance of their other duties as directors. Nothing herein contained, however, shall prevent any director from serving the Corporation in any other capacity or receiving compensation therefor.

      Section 5. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in the manner provided in
Section 2 of this Article IV, may designate 3 or more directors who shall constitute the Executive Committee of the Corporation. The Executive Committee, between meetings of the Board of Directors and subject to such limitations as may be required by law or imposed by resolution of the Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or such director by law.

      Meetings of the Executive Committee may be held at any time on call of the President or its Chairman or any two members of the Committee. A majority of the members shall constitute a quorum at all meetings. The Executive Committee shall keep minutes of its proceedings and shall report its actions to the next succeeding meeting of the Board of Directors.

      Section 6. Other Committees. The Board of Directors may create one or more additional committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members of the Board of Directors to it must be approved by the greater of a majority of all of the directors in office when the action is taken or the number of directors required by the Articles of Incorporation for the taking of action by the Board of Directors. The provisions of the Act and these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well. To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee may exercise the authority of the Board of Directors, except as to the matters which the Act specifically excepts from the authority of such committees. Nothing contained in this Section shall preclude the Board of Directors from establishing and appointing any committee, whether of directors or otherwise, not having or exercising the authority of the Board of Directors.

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                                   ARTICLE V

                             MEETINGS OF DIRECTORS

      Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the shareholders. In addition, the Board of Directors may provide, by resolution, the date, time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

      Section 2. Special Meetings. Special meetings of the Board of Directors may be held at any date, time and place upon the call of the Chairman of the Board or the President or of the Secretary acting under instructions from the Chairman of the Board or the President, or upon the call of any 3 directors. Special meetings may be held at any date, time and place and without special notice by unanimous consent of the directors.

      Section 3. Notice. The person or persons calling a special meeting of the Board of Directors shall, at least 2 days before the meeting, give notice thereof by any usual means of communication. Such notice may be communicated, without limitation, in person; by telephone, telegraph, teletype or other form of wire or wireless communication, or by facsimile transmission; or by mail or private carrier. Written notice of a directors meeting is effective at the earliest of the following:

      (a)   When received;

      (b) Upon its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed;

      (c)   If by facsimile, by acknowledgment of the facsimile;

      (d) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or

      (e) On the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the director last known to the Corporation.

Oral notice is effective when actually communicated to the director. Notice of an adjourned meeting of directors need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed 10 days in any one adjournment. The notice of any meeting of directors need not describe the purpose of the meeting unless otherwise required by the Act or the Articles of Incorporation.


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      Section 4. Waiver of Notice. A director may waive any notice required by the Act, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records, except that, notwithstanding the foregoing requirement of written notice, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) expressly objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

      Section 5. Quorum. A majority of the number of directors prescribed pursuant to Section 2 of Article IV, or if no number is prescribed, the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of directors present may adjourn the meeting from time to time without further notice.

      Section 6. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided by the Act. Notwithstanding the foregoing, the vote of a majority of all of the directors in office when the action is taken shall be required for the creation of a committee and the appointment of members of the Board of Directors to it.

      Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless (i) the director expressly objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting, (ii) the director's contrary vote is recorded or such director's dissent or abstention from the action shall be entered in the minutes of the meeting or (iii) the director shall file written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who voted in favor of the action taken.

      Section 8. Conduct of Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors; provided, however, that in the absence or at the request of the Chairman of the Board, or if there shall not be a person holding such office, the person selected to preside at a meeting of directors by a vote of a majority of the directors present shall preside at such meeting. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at a meeting of the Board of Directors, shall act as secretary of such meeting.

      So far as applicable, and unless otherwise determined by the person presiding at such meeting, the order of business at each meeting of the Board of Directors shall be as follows:

     1. Call to order.

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      2. Proof of notice of meeting or waiver thereof.

      3. Determination of presence or absence of a quorum.

      4. Presentation and approval or other disposition of any unapproved minutes.

      5. Reports of officers.

      6. Unfinished business.

      7. New business.

      8. Adjournment.

Any item of business not included in the foregoing order of business may be taken up at such time during the meeting as the directors may determine.

      Section 9. Action Without a Meeting. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, which consent or consents shall be included in the minutes or filed with the corporate records. Action taken as provided in this
Section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed pursuant to this Section has the effect of a meeting vote and may be described as such in any document.

      Section 10. Participation Other Than in Person. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at such meeting.

                                  ARTICLE VI

                                   OFFICERS

      Section 1. Officers of the Corporation. The officers of the Corporation may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, assistant officers and agents as may be appointed from time to time by or under the authority of the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation, but no individual may act in more than one capacity where action of two or more officers is required. The title of any officer may include any additional designation descriptive of such officer's duties as the Board of Directors may prescribe.


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      Section 2. Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers; provided, however, that no officer may be authorized to appoint the Chairman of the Board, or the President. Each officer shall hold office until his or her death, resignation, retirement, removal or disqualification or until such officer's successor is elected and qualified.

      Section 3. Compensation. The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director.

      Section 4. Resignation and Removal of Officers. An officer may resign at any time by communicating such officer's resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors, by the affirmative vote of a majority of its members, may remove the Chairman of the Board, or the President whenever in its judgment the best interests of the Corporation would be served thereby. In addition, the Board of Directors or an officer authorized by the Board of Directors may remove any other officer at any time with or without cause.

      Section 5. Contract Rights of Officers. The appointment of an officer does not itself create contract rights. An officer's removal does not itself affect the officer's contract rights, if any, with the Corporation, and an officer's resignation does not itself affect the Corporation's contract rights, if any, with the officer.

      Section 6. Bonds. The Board of Directors may by resolution require any officer, agent or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of the applicable office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

      Section 7. Chairman of the Board. The Board of Directors may appoint from among its members an officer designated as the Chairman of the Board, but the appointment of a Chairman of the Board shall not be required. If a Chairman of the Board shall be appointed, then the Chairman of the Board shall, when present, preside at meetings of the shareholders and of the Board of Directors. In general the Chairman of the Board shall perform all duties incident to the position of chairman of the board and shall have such other duties and authority as may be prescribed by the Board of Directors or these Bylaws from time to time.

      Section 8. President. The Board of Directors may appoint a President, who shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. In

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addition, in the absence of the Chairman of the Board or in the event of the
Chairman's death or inability or refusal to act, the President shall perform the duties and exercise the powers of that office. The Board of Directors shall, if it deems such action necessary or desirable, designate the officer of the Corporation who is to perform the duties of President in the event of such officer's absence or inability to act. In general the President shall perform the duties incident to the office of the president or as may be prescribed by the Board of Directors or these Bylaws from time to time.

      Section 9. Vice Presidents. In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice Presidents, in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall have the authority and perform the duties of the President. In addition, each Vice President shall perform such other duties and shall have such other powers as are normally incident to the office of vice president or as shall be prescribed by the President, the Board of Directors or these Bylaws from time to time.

      Section 10. Secretary. The Secretary shall: (a) keep the minutes of meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) have the responsibility and authority to maintain and authenticate the records of the Corporation; (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign with the Chairman of the Board or President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to the Secretary by the President, the Board of Directors or these Bylaws from time to time.

      Section 11. Treasurer. The Treasurer shall: (a) have charge and custody of all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 4 of Article VII; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President, the Board of Directors or these Bylaws from time to time.

      Section 12. Assistant Vice Presidents, Secretaries and Treasurers. The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall, in the event of the death or inability or refusal to act of any Vice Presidents, the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall, in general, perform such duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, respectively, or by the President of the Corporation or the Board of Directors. The

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Assistant Secretaries, when authorized by the Board of Directors, may sign documents with the Chairman of the Board or the President or any Vice President.

                                  ARTICLE VII

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. The Chairman of the Board and the President and any Vice President shall have the authority to execute deeds, mortgages, bonds, contracts or other instruments in the name of and on behalf of the Corporation, except in those cases where execution has been delegated expressly by the Board of Directors to some other officer or agent of the Corporation. Any resolution of the Board of Directors authorizing the execution of any contract or other document by the proper officers of the Corporation or by the officers of the Corporation generally and not specifying particular officers shall be deemed to authorize such execution by the Chairman of the Board, the President or any Vice President, or by any other officer if such execution is within the scope of the duties of such other officer.

      Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.

                                 ARTICLE VIII

                           SHARES AND THEIR TRANSFER

      Section 1. Shares. Shares of the Corporation may but need not be represented by certificates. When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the Act and as determined by the Board of Directors to every shareholder for the fully paid shares owned by such shareholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board or the President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation's shares

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



shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented by a certificate are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided, however, that such device shall be capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose.

      When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the Act to be on certificates.

      Section 2. Stock Transfer Books and Transfer of Shares. The Corporation or its agent shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by such shareholder. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

      Section 3. Lost Certificates. The Board of Directors or an officer so authorized by the Board may authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or mutilated, upon receipt of an affidavit of such fact from the persons claiming the loss or destruction and any other documentation satisfactory to the Board of Directors or such officer. At the discretion of the party reviewing such claim, any such claimant may be required to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed.

      Section 4. Holder of Record. Except as otherwise required by the Act, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

      Section 5. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain in the State of North Carolina or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices, which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a Transfer Agent and Registrar shall have been designed shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board may also

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make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates.

                                  ARTICLE IX

                                INDEMNIFICATION

      Section 1. General. In addition to the indemnification provided in Sections 55-8-50 to 55-8-56 of the General Statutes of North Carolina, the Corporation shall indemnify its directors, officers, employees or agents against liability and expenses, including reasonable attorneys' fees, arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that the Corporation shall not indemnify a person against liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interests of the Corporation. The Corporation shall likewise and to the same extent indemnify any person who, at the request of the Corporation, is or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. The Corporation shall also indemnify any such person for reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted herein, if it is determined, by judicial decision or by agreement of the parties, that such person is entitled to indemnification hereunder.

      Section 2. Determination Requirement. Any indemnification under Section 1 of this Article IX shall be paid by the Corporation in any specific case only after a determination that the person did not act in a manner, at the time the activities were taken, known or believed by him or her to be clearly in conflict with the best interests of the Corporation. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the vote of a majority of all of the voting shares other than those owned or controlled by the adversely interested directors, or by a unanimous vote of all of the voting shares, or (d) by a court of competent jurisdiction.

      Section 3. Expenses. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified against such expenses by the Corporation.

      Section 4. Constituent Corporations. For purposes of this Article IX, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand

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in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

                                   ARTICLE X

                              GENERAL PROVISIONS

      Section 1. Fiscal Year. The fiscal year of the Corporation shall begin on the Monday nearest to October 1 and shall end on the Sunday nearest to September 30 in each year.

      Section 2. Distributions. The Board of Directors may from time to time authorize, and the Corporation may pay or distribute, dividends or other distributions on its outstanding shares in such manner and upon such terms and conditions as are permitted by the Articles of Incorporation or the Act.

      Section 3. Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the word "Seal".

      Section 4. Amendments. Except as hereinafter otherwise provided, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

      The Board of Directors shall have no power to adopt a bylaw:

      (a) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;

      (b) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee; or

      (c) increasing or decreasing the number of Directors.

No bylaw adopted or amended by the shareholders may be altered or repealed by the Board of Directors. The affirmative vote of two-thirds of the total number of voting shares outstanding shall be required to amend, alter, change, or repeal Section 2 of Article IV or this Section 4 of Article X of these Bylaws.

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